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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) February 8, 2000
                                                 ----------------

                               PRIZE ENERGY CORP.
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             (Exact name of registrant as specified in its charter)


     Delaware                  001-14575                     75-2766114
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 (State or other           (Commission File              (IRS Employer
 jurisdiction of            Number)                     Identification No.)
 incorporation)


3500 William D. Tate, Suite 200, Grapevine, Texas       76051
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(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code   (817) 424-0400
                                                   -----------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)





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Item 1. Changes in Control of Registrant.

        On February 8, 2000, a change in control of the Registrant occurred as a result of the consummation of the merger described under Item 2 below. All of the required information relating to the change in control is included in the Registrant's Registration Statement on Form S-4, Registration No. 333-92561, as amended (the "Registration Statement").

Item 2. Acquisition or Disposition of Assets.

        On February 8, 2000, the Registrant (formerly known as Vista Energy Resources, Inc.) acquired Prize Natural Resources, Inc. (formerly known as Prize Energy Corp.) ("PNR"). The acquisition was effected through the merger (the "Merger") of PEC Acquisition Corp., a wholly-owned subsidiary of the Registrant, with and into PNR, with PNR as the surviving corporation. PNR is now a wholly-owned subsidiary of the Registrant. Pursuant to the Merger, each issued and outstanding share of PNR common stock was converted into 1,665.187 shares of the Registrant's common stock and each issued and outstanding share of PNR convertible preferred stock was converted into 1,665.187 shares of the Registrant's convertible preferred stock. After the Merger, former PNR stockholders collectively own approximately 84% of the Registrant's outstanding common stock, assuming conversion of the Registrant's convertible preferred stock. The Merger will be accounted for as a reverse acquisition, in which PNR is the purchaser of the Registrant. Therefore, following the Merger, the historical financial statements of the Registrant will be the historical financial statements of PNR.

        The consideration paid in connection with the Merger was determined through arms-length negotiations between executive management of PNR and a special committee of the Board of Directors of the Registrant. Prior to the Merger, the assets of PNR which constitute equipment or other physical property were utilized by PNR to carry on its oil and gas business. The Registrant intends to continue such use of assets.

        In conjunction with the Merger, the outstanding senior bank indebtedness of both PNR and the Registrant were refinanced and combined into a single bank facility. The new $400 million bank facility is with a group of banks led by BankBoston, N.A. The current borrowing base is $250 million, leaving approximately $65 million of available borrowing capacity.

        In conjunction with the Merger, the Registrant also changed its name from Vista Energy Resources, Inc. to Prize Energy Corp.

        The Registrant's shares issued to the PNR stockholders in the Merger were registered under the Securities Act of 1933, as amended, under the Registration Statement. For further information with respect to the Merger, including a description of any material




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        relationships prior to the Merger between PNR and the Registrant or any of its affiliates, any director or officer of the Registrant or any of their associates, see the Registration Statement.

Item 5. Other Events.


        Reverse Stock Split. On February 8, 2000, immediately prior to the Merger, the Registrant effected a one-for-seven reverse split of the Registrant's outstanding shares of common stock, par value $0.01 per share, with holders of fractional shares otherwise resulting from such split receiving cash for such fractional shares (the "Reverse Stock Split").

        As a result of the Reverse Stock Split, the exercise price and the number of shares of the Registrant's common stock deliverable upon exercise of the Registrant's outstanding Warrants traded on the American Stock Exchange were adjusted so that each Warrant represents the right to purchase one-seventh (1/7th) of a share of the Registrant's common stock at an exercise price of $28.00 per share. Registered holders of such Warrants will be entitled to receive, upon exercise, the aggregate number of whole shares of the Registrant's common stock issuable upon exercise of such Warrants and, in lieu of any fractional share of common stock to which such holder would otherwise be entitled, a cash payment equal to the closing price of the Registrant's common stock on the principal national securities exchange on which the Registrant's common stock is traded or, if the Registrant's common stock is not traded on a national securities exchange, the closing price of the Registrant's common stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation Service (Nasdaq), or if not so quoted, then by The National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, on the trading day immediately prior to the date of such exercise, multiplied by the fraction of the share.

        Annual Meeting of Stockholders. The 2000 Annual Meeting of Stockholders of the Registrant is expected to be held on May 25, 2000. As set forth in the Registration Statement, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Registrant's proxy materials for its 2000 Annual Meeting of Stockholders must have been received by the Registrant no later than January 4, 2000. In accordance with the Registrant's Amended and Restated Bylaws, any stockholder who intends to present a proposal at the Registrant's 2000 Annual Meeting of Stockholders and has not sought inclusion of the proposal in the Registrant's proxy materials pursuant to Rule 14a-8, must provide the Registrant with notice (containing certain information specified in the Bylaws) of such proposal on or after February 25, 2000, and on or before March 26, 2000, in order for such proposal to be properly brought before the meeting.




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        In accordance with the Registrant's Amended and Restated Bylaws, any stockholder who intends to make a nomination for director at the Registrant's 2000 Annual Meeting of Stockholders must provide the Registrant with notice (containing certain information specified in the Bylaws) of such nomination on or after February 25, 2000, and on or before March 26, 2000, in order for such nomination to be properly brought before the meeting.

Item 7. Financial Statements and Exhibits.


        (a) Financial statements of business acquired.

            All of the required financial statements and pro forma financial information relating to the Merger are included in the Registration Statement.

        (b) Pro forma financial information.

            See (a) above.

        (c) Exhibits.

            The following documents are included as exhibits to this Form 8-K. Those exhibits below incorporated by reference herein are indicated as such by the information supplied in the parenthetical thereafter. If no parenthetical appears after an exhibit, such exhibit is filed herewith.

            2.1 Agreement and Plan of Merger, dated as of October 8, 1999, among Vista Energy Resources, Inc. (now named Prize Energy Corp.), PEC Acquisition Corp. and Prize Energy Corp. (now named Prize Natural Resources, Inc.) (filed as Annex A to the Proxy Statement/Prospectus included in the Registration Statement).

            2.2 First Amendment to Agreement and Plan of Merger, dated as of January 5, 2000, among Vista Energy Resources, Inc. (now named Prize Energy Corp.), PEC Acquisition Corp. and Prize Energy Corp. (now named Prize Natural Resources, Inc.) (filed as
                  Exhibit 2.2 to the Registration Statement).

            3.1 Amended and Restated Certificate of Incorporation of the Registrant.

            3.2   Amended and Restated Bylaws of the Registrant.

            4.1 Amended and Restated Registration Rights Agreement, dated as of February 8, 2000, among the Registrant, Prize Natural Resources, Inc. (formerly known as Prize Energy Corp.) and certain stockholders of the Registrant.




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            4.2   Certificate of Designation, Voting Powers and Rights of Series
                  A 6% Convertible Preferred Stock of the Registrant.

            10.1 Amended and Restated Credit Agreement, dated as of February 8, 2000, among Prize Energy Resources, L.P., Vista Resources Partners, L.P. and Midland Resources, Inc., as borrowers, the Registrant, as guarantor, certain financial institutions, BankBoston, N.A., as administrative agent, First Union National Bank, as syndication agent, CIBC Inc., as documentation agent, and Bank One, Texas, N.A., as lead manager.

            10.2 Voting and Shareholders Agreement, dated as of February 8, 2000, among the Registrant, Prize Natural Resources, Inc. (formerly known as Prize Energy Corp.) and certain stockholders of the Registrant.

            10.3 Assignment and Assumption Agreement, dated as of February 8, 2000, between the Registrant and Prize Natural Resources, Inc. (formerly known as Prize Energy Corp.) relating to that certain Joint Participation Agreement attached thereto, dated as of June 29, 1999, between Prize Energy Corp. (now Prize Natural Resources, Inc.) and Pioneer Natural Resources USA, Inc.

            10.4  Amended and Restated Option Plan of the Registrant.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PRIZE ENERGY CORP.


Date:   February 23, 2000                   By:  /s/ Lon C. Kile
                                               --------------------------------
                                                 Lon C. Kile
                                                 President




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                                  EXHIBIT INDEX

The following documents are included as exhibits to this Form 8-K. Those exhibits below incorporated by reference herein are indicated as such by the information supplied in the parenthetical thereafter. If no parenthetical appears after an exhibit, such exhibit is filed herewith.


Exhibit
Number                        Description
-------                       -----------

2.1       Agreement and Plan of Merger, dated as of October 8, 1999, among Vista
          Energy Resources, Inc. (now named Prize Energy Corp.), PEC Acquisition
          Corp. and Prize Energy Corp. (now named Prize Natural Resources, Inc.)
          (filed as Annex A to the Proxy Statement/Prospectus included in the Registration Statement).

2.2       First Amendment to Agreement and Plan of Merger, dated as of January
          5, 2000, among Vista Energy Resources, Inc. (now named Prize Energy
          Corp.), PEC Acquisition Corp. and Prize Energy Corp. (now named Prize
          Natural Resources, Inc.) (filed as Exhibit 2.2 to the Registration
          Statement).

3.1       Amended and Restated Certificate of Incorporation of the Registrant.

3.2       Amended and Restated Bylaws of the Registrant.

4.1       Amended and Restated Registration Rights Agreement, dated as of
          February 8, 2000, among the Registrant, Prize Natural Resources, Inc.
          (formerly known as Prize Energy Corp.) and certain stockholders of the Registrant.

4.2       Certificate of Designation, Voting Powers and Rights of Series A 6%
          Convertible Preferred Stock of the Registrant.

10.1 Amended and Restated Credit Agreement, dated as of February 8, 2000, among Prize Energy Resources, L.P., Vista Resources Partners, L.P. and
          Midland Resources, Inc., as borrowers, the Registrant, as guarantor, certain financial institutions, BankBoston, N.A., as administrative agent, First Union National Bank, as syndication agent, CIBC Inc., as documentation agent, and Bank One, Texas, N.A., as lead manager.

10.2 Voting and Shareholders Agreement, dated as of February 8, 2000, among the Registrant, Prize Natural Resources, Inc. (formerly known as Prize
          Energy Corp.) and certain stockholders of the Registrant.

10.3 Assignment and Assumption Agreement, dated as of February 8, 2000, between the Registrant and Prize Natural Resources, Inc. (formerly known as Prize Energy Corp.) relating to that certain Joint
          Participation Agreement attached thereto, dated as of June 29, 1999, between Prize Energy Corp. (now Prize Natural Resources, Inc.) and
          Pioneer Natural Resources USA, Inc.

10.4      Amended and Restated Option Plan of the Registrant.
